Cellegy Pharmaceuticals Announces Signing of
Definitive Merger Agreement

Quakertown, PA - February 12, 2008 - Cellegy Pharmaceuticals, Inc. (OTC BB: CLGY.OB) today announced that it has entered into a definitive merger agreement providing for the acquisition of Cellegy by Adamis Pharmaceuticals Corporation. Adamis is a privately held specialty pharmaceuticals company that is engaged in the research, development and commercialization of products for the prevention of viral infections, including influenza. Adamis currently markets and sells a line of prescription products for a variety of allergy, respiratory disease and pediatric conditions, and also owns a GMP certified independent contract packager of pharmaceutical and nutraceutical products. Adamis’ chief executive officer, Dr. Dennis Carlo, is expected to become the chief executive officer of the combined company. Dr. Carlo is a veteran of the pharmaceutical and biotechnology industry, having previously served as CEO of publicly traded Immune Response Corporation, president of Telos Pharmaceuticals, and Vice President of Research and Development and Therapeutic manufacturing of Hybritech Inc. prior to its acquisition by Eli Lilly & Co.

The transaction was unanimously approved by the boards of directors of both companies and is anticipated to close during the second or third quarter of 2008, subject to the filing of a registration statement and proxy statement with the Securities and Exchange Commission, the approval of Adamis’ and Cellegy’s respective stockholders at stockholder meetings following distribution of a definitive proxy statement, and other customary closing conditions. Holders of approximately 40% of Cellegy’s outstanding common stock have entered into voting agreements pursuant to which they agreed to vote their shares in favor of the transaction. The combined company expects to continue to be publicly traded after completion of the merger, although under a different corporate name.

“The merger of Cellegy and Adamis will create a new specialty pharmaceutical company focused on the development and commercialization of therapeutic products for a variety of viral diseases, including influenza,” said Mr. Williams, Cellegy’s CEO. “We like the fact that in addition to technologies in development that we believe are promising, Adamis has allergy and respiratory products already being sold in the U.S. marketplace, and a contract packaging company that provides a source of current revenue and the potential for future revenue and income growth,” said Mr. Williams.

“This merger allows us to fulfill our strategic objective of building a publicly traded company that combines biopharmaceutical research and development with the financial stability of a company producing immediate revenues from the sale of specialty pharmaceutical products and from the packaging of drugs for major pharmaceutical distributors. We believe the concept makes sense both financially and operationally,” said Dr. Carlo.

Cellegy estimates that its stockholders will hold between approximately 4% to 6% of the total number of outstanding shares immediately after the merger, and Adamis’ stockholders are expected to hold in excess of 94% of the total number of outstanding shares of the combined companies. If the transaction is approved by the stockholders, before the closing of the merger Cellegy will implement a reverse stock split of its common stock so that the outstanding Cellegy shares will be converted into a number of shares equal to the sum of 3,000,000 plus the amount of Cellegy’s net working capital at the time of the closing of the merger divided by $0.50. It is estimated based on assumptions that the reverse split will be between 8.5 to 1 and 9.945 to 1. The actual amounts and percentages will depend on many factors, and actual amounts and percentages could be higher or lower. There are currently approximately 29.8 million outstanding Cellegy shares.

At the effective time of the merger, each outstanding share of Adamis common stock will be converted into the right to receive one (post-reverse stock split) share of Cellegy common stock (excluding in all cases dissenting shares), subject to cash payment in lieu of the issuance of fractional shares. Adamis currently has approximately 50 million outstanding shares of common stock, excluding options, warrants and convertible securities.

In connection with the signing of the merger agreement, Cellegy also provided a loan to Adamis in the amount of $500,000 to provide additional funds to Adamis during the pendency of the merger transaction.

The companies anticipate that in connection with the closing of the transaction, directors selected by Adamis would assume a majority of the positions on the combined company’s board of directors. Richard C. Williams, Cellegy’s Chairman and Interim Chief Executive Officer, and current Cellegy directors John Q. Adams and Robert B. Rothermel are expected to continue as directors of the combined company.

The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

About Cellegy

Cellegy Pharmaceuticals is a specialty biopharmaceutical company that specializes in women’s health. Savvy® (C31G vaginal gel), a microbicide gel product for contraception, is currently undergoing Phase 3 clinical studies in the United States for contraception.

About Adamis

Adamis is a specialty pharmaceutical company engaged in the research, development and commercialization of prescription medicines for the treatment of viral infections, including influenza. Adamis also markets several prescription allergy and respiratory products in the United States and is developing additional product candidates in the allergy and respiratory field. Adamis also owns a specialty packaging company that provides packaging for pharmaceutical and nutraceutical products.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Any statements in this press release regarding the acquisition, Cellegy’s business and technology, and Adamis’ business and technology that are not historical facts may be considered “forward-looking statements,” including statements regarding the acquisition, its expected benefits, and the acquisition’s anticipated timing. Cellegy has based these forward-looking statements on management’s current preliminary expectations, assumptions, estimates and projections. While Cellegy believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Such risks and uncertainties relate to, among other factors: the risk that the transaction may not be completed or that the closing of the transaction may be delayed; the risk of a material adverse event affecting Cellegy; and risks relating to our continued operations. You should also review our discussion of risk factors and other disclosures in Cellegy’s Annual Report on Form 10-K for the year ended December 31, 2006 and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cellegy undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Where to find additional information about the Transaction

Cellegy intends to file a registration statement and proxy statement in connection with the proposed transaction. Investors and stockholders are urged to read the registration statement and proxy statement when it becomes available because it will contain important information about the transaction. Additional information is also available in a Report on Form 8-K filed by Cellegy relating to the transactions described in this press release. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CELLEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of the registration statement and proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at: www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the Securities and Exchange Commission by Cellegy by contacting the persons identified below. Cellegy’s directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of directors and executive officers in the transaction will be included in the proxy statement of the company. Additional information regarding directors and executive officers of Cellegy is also included in the company’s annual report on Form 10-K for the year ended December 31, 2006 and, when it becomes available, its annual report on form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission, which is available as described above.

Cellegy Pharmaceuticals, Inc.:

Richard C. Williams	Robert J. Caso
Chairman and Interim CEO	Vice President, Finance & CFO
(215) 914-0900 Ext. 603
rcaso@biosyn-inc.com

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